UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

NAUTICA ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-06708	95-2431048
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

40 West 57th Street, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 541-5757
Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On July 7, 2003, the registrant announced that it had entered into an Agreement and Plan of Merger dated as of July 7, 2003 (the “Merger Agreement”) with V.F. Corporation (“VF”) and Voyager Acquisition Corporation, VF’s wholly owned subsidiary. The Merger Agreement, a copy of which is filed herewith as Exhibit 2.1, sets forth the terms and conditions of a proposed business combination of VF and Nautica.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

c.	Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated as of July 7, 2003 among Nautica Enterprises, Inc., VF Corporation and Voyager Acquisition Corporation.

Exhibit 99.2	Voting Agreement dated as of July 7, 2003 among VF Corporation, Voyager Acquisition Corporation, Harvey Sanders, the Harvey Sanders Grantor Retained Income Trust and David Chu.

Item 9. Regulation FD Disclosure.

On July 7, 2003, the registrant issued a press release announcing that it had entered into the Merger Agreement with VF and Voyager Acquisition Corporation. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2003	Nautica Enterprises, Inc.

	By:	/s/ Wayne A. Marino

		Name:	Wayne A. Marino
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger dated as of July 7, 2003 among Nautica Enterprises, Inc., V.F. Corporation and Voyager Acquisition Corporation (schedules and exhibits omitted).

99.1	Press release dated July 7, 2003.

99.2	Voting Agreement dated as of July 7, 2003 among V.F. Corporation, Voyager Acquisition Corporation, Harvey Sanders, the Harvey Sanders Grantor Retained Income Trust and David Chu.